Exhibit 99.1

NR 14-0501

Media Contact: Paul Gennaro SVP & Chief Communications Officer 212.973.3167 Paul.Gennaro@aecom.com	Investor Contact: Paul Cyril SVP, Investor Relations 213.593.8322 Paul.Cyril@aecom.com

AECOM reports second-quarter fiscal year 2014 results

Quarter Highlights

•                  Backlog of $20.2 billion, up 18 percent year over year.

•                  $3.7 billion in new wins, up 85 percent year over year.

•                  Reported EPS of $0.41.

LOS ANGELES (May 6, 2014) — AECOM Technology Corporation (NYSE: ACM) reported second-quarter revenue of $1.9 billion and net service revenue1 of $1.2 billion.  Operating income equaled $68 million, reported net income2 was $40 million, and diluted earnings per share2 equaled $0.41.

	Second Quarter			Year to Date
($ in millions, except EPS)	Q2 FY13	Q2 FY14	YOY % Change	Q2 YTD FY13	Q2 YTD FY14	YOY % Change
Gross Revenue	$1,990	$1,872	(5.9%)	$4,007	$3,826	(4.5%)
Net Service Revenue[1]	$1,252	$1,180	(5.7%)	$2,497	$2,332	(6.6%)
Operating Income	$80	$68	(15.0%)	$142	$159	11.6%
Net Income[2]	$54	$40	(25.3%)	$92	$97	5.1%
Diluted Earnings per Share[2]	$0.53	$0.41	(22.6%)	$0.88	$0.99	12.5%
Operating Cash Flow	$85	($31)	(136.8%)	$152	$106	(30.4%)
Free Cash Flow[3]	$74	($44)	(159.5%)	$128	$73	(43.0%)

Note: All comparisons are year over year unless noted otherwise.

“New wins of $3.7 billion in the quarter contributed to record backlog of $20.2 billion, an 18-percent year-over-year increase,” said Michael S. Burke, AECOM president and chief executive officer.  “We had backlog increase in our construction services,  Middle East, Europe, Africa, Asia and Management Support Services businesses during the quarter, demonstrating the progress we are making in our strategy to become the premier fully integrated infrastructure firm.  In the quarter, we continued to see strong momentum in our growth markets.”

“Year to date, we generated free cash flow of $73 million, and we are on track to achieve our full year goal of free cash flow equal to net income,” added Stephen M. Kadenacy, AECOM chief financial officer.  “Our balance sheet remains strong, providing us ample flexibility to continue to execute on our disciplined capital-allocation strategy.”

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New Wins and Backlog

New wins in the quarter of $3.7 billion were driven by strength in the company’s construction services business and its Management Support Services segment.  The company’s book-to-burn ratio4 was 2.0x for the quarter, with total backlog at March 31, 2014, of $20.2 billion, up 18 percent compared to the same period last year.  These results demonstrate the underlying strength of AECOM’s business as clients increasingly turn to the company for its integrated service platform and global expertise.

Business Segments

In addition to providing consolidated financial results, AECOM reports separate financial information for its two segments: Professional Technical Services (PTS) and Management Support Services (MSS).

Professional Technical Services

The PTS segment delivers planning, consulting, architecture and engineering design, as well as program and construction management services to institutional, commercial and public-sector clients worldwide.

Revenue of $1.7 billion was down 4.7 percent compared to the second quarter of fiscal year 2013, and net service revenue (NSR) declined 2.0 percent to $1.1 billion, driven by declines in the Americas design business and Australia.  On a constant currency basis, organic net service revenue was flat.  The company had growth in EMEA, Asia and its global construction services business.  Operating income decreased 11.2 percent in the quarter.

Management Support Services

The MSS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance and systems integration services, primarily for agencies of the U.S. government.

Revenue declined 15.7 percent to $189 million compared to the same period last year, and net service revenue declined 34.9 percent to $92 million.  Declines in revenue and NSR were primarily due to the migration of operations away from Afghanistan.  Recent wins in the MSS segment reflect the successful growth of this business towards higher-margin non-Department of Defense work.  Operating income decreased 18.2 percent.

Tax Rate

The company’s second-quarter effective tax rate was 27.4 percent, inclusive of a non-controlling interest deduction.

Cash Flow

Cash flow from operations for the quarter was -$31 million.  Free cash flow, which includes capital expenditures of $13 million, totaled -$44 million.  Cash flow was negatively impacted by the timing of payments within the construction services business line.  Additionally, days sales outstanding (DSO) increased by six days to 97 days in the quarter compared to the second quarter of last year.  This increase was driven primarily by lower revenue in the quarter and a greater portion of revenue from the Middle East — a region that traditionally has high DSO.  The company reconfirmed that it is well positioned to meet its fiscal 2014 target of generating free cash flow roughly equal to its net income.

Share Repurchase

There were no share repurchases made in the quarter.  However, $340 million remained in the company’s current share repurchase authorization at the end of the second quarter of fiscal year 2014.

Balance Sheet

As of March 31, 2014, AECOM had $503 million of total cash and cash equivalents, $1.1 billion of debt and $1.05 billion in committed bank facilities with $986.3 million in unused capacity.

Fiscal 2014 Outlook

The company expects that full-year EPS will be at the low end of the previous guidance range of $2.50 to $2.60.  This guidance assumes slightly lower NSR from the previous year and higher EBITDA margin.

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Five-Year Free Cash Flow Target

AECOM reaffirms its five-year cumulative free cash flow target of $1.3 billion to $1.8 billion, which includes fiscal years 2013 through 2017.

AECOM is hosting a conference call today at 12 p.m. EDT, during which management will make a brief presentation focusing on the company’s results, strategies and operating trends.  Interested parties can listen to the conference call and view accompanying slides via webcast at www.aecom.com.  The webcast will be available for replay following the call.

1AECOM’s revenue includes a significant amount of pass-through costs and, therefore, the company believes that revenue, net of other direct costs (net service revenue, or NSR), which is a non-GAAP measure, also provides a meaningful perspective on its business results. See the accompanying reconciliation of revenue, net of other direct costs, to revenue, the closest comparable GAAP measure.

2Attributable to AECOM.

3Free cash flow is defined as cash flow from operations less capital expenditures and is a non-GAAP measure.  See the accompanying reconciliation of free cash flow from operations, to cash flow from operations, the closest comparable GAAP measure.

4Book-to-burn ratio is defined as the amount of gross revenue wins divided by gross revenue recognized during the period.

About AECOM

AECOM is a global provider of professional technical and management support services to a broad range of markets, including transportation, facilities, environmental, energy, water and government.  With approximately 45,000 employees around the world, AECOM is a leader in all of the key markets that it serves.  AECOM provides a blend of global reach, local knowledge, innovation and technical excellence in delivering solutions that create, enhance and sustain the world’s built, natural, and social environments.  A Fortune 500 company, AECOM serves clients in more than 150 countries and had revenue of $8.0 billion during the 12 months ended March 31, 2014.  More information on AECOM and its services can be found at www.aecom.com.

Forward-Looking Statements: All statements in this press release other than statements of historical fact are “forward looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue, profit margins, cash flows, free cash flows, targeted diluted earnings per share, share count or other financial items; any statements of the plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance.  Although we believe that the expectations reflected in our forward looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in forward-looking statements include: uncertainties related to global economic conditions and funding, audits, modifications and termination of long-term government contracts; losses under fixed-price contracts; limited control over operations run through our joint venture entities; misconduct by our employees or consultants or our failure to comply with laws or regulations; failure to successfully execute our merger and acquisition strategy; the failure to retain and recruit key technical and management personnel; and unexpected adjustments and cancellations related to our backlog.  Additional factors that could cause actual results to differ materially from our forward looking statements are set forth in our reports filed with the Securities and Exchange Commission.  We do not intend, and undertake no obligation, to update any forward looking statement.

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”).  In particular, the company believes that non-GAAP financial measures such as revenue, net of other direct costs (NSR), and free cash flow also provide a meaningful perspective on its business results as the company utilizes this information to evaluate and manage the business.  This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

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AECOM Technology Corporation

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended			Six Months Ended
	March 31, 2013	March 31, 2014	% Change	March 31, 2013	March 31, 2014	% Change

Revenue	$1,989,646	$1,872,224	(5.9)%	$4,006,918	$3,826,099	(4.5)%
Other direct costs	737,807	692,012	(6.2)%	1,510,061	1,494,409	(1.0)%
Revenue, net of other direct costs (non-GAAP)	1,251,839	1,180,212	(5.7)%	2,496,857	2,331,690	(6.6)%
Cost of revenue, net of other direct costs	1,151,996	1,092,805	(5.1)%	2,318,896	2,166,085	(6.6)%
Gross profit	99,843	87,407	(12.5)%	177,961	165,605	(6.9)%

Equity in earnings of joint ventures	7,846	7,436	(5.2)%	13,761	43,519	216.2%
General and administrative expenses	(27,253)	(26,449)	(3.0)%	(49,355)	(50,294)	1.9%
Income from operations	80,436	68,394	(15.0)%	142,367	158,830	11.6%

Other income (expense)	156	(195)	(225.0)%	827	(178)	(121.5)%
Interest expense	(11,855)	(10,498)	(11.4)%	(22,776)	(20,925)	(8.1)%
Income before income tax expense	68,737	57,701	(16.1)%	120,418	137,727	14.4%

Income tax expense	13,961	15,205	8.9%	26,664	38,690	45.1%
Net income	54,776	42,496	(22.4)%	93,754	99,037	5.6%
Noncontrolling interests in income of consolidated subsidiaries, net of tax	(965)	(2,304)	138.8%	(1,834)	(2,449)	33.5%
Net income attributable to AECOM	$53,811	$40,192	(25.3)%	$91,920	$96,588	5.1%

Net income attributable to AECOM per share:
Basic	$0.54	$0.41	(24.1)%	$0.89	$1.00	12.4%
Diluted	$0.53	$0.41	(22.6)%	$0.88	$0.99	12.5%

Weighted average shares outstanding:
Basic	100,430	97,012	(3.4)%	102,791	96,657	(6.0)%
Diluted	101,818	98,337	(3.4)%	103,875	97,964	(5.7)%

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AECOM Technology Corporation

Balance Sheet and Cash Flow Information

(unaudited - in thousands)

	September 30, 2013	March 31, 2014
Balance Sheet Information:
Total cash and cash equivalents	$600,677	$502,543
Accounts receivable, net	2,342,262	2,341,025
Working capital	1,078,053	1,022,216
Working capital, net of cash and cash equivalents	477,376	519,673
Total debt	1,173,325	1,091,177
Total assets	5,665,623	5,645,278
Total AECOM stockholders’ equity	2,021,443	2,100,189

	Three Months Ended		Six Months Ended
	March 31, 2013	March 31, 2014	March 31, 2013	March 31, 2014
Cash Flow Information:
Net cash provided / (used in) operating activities	$85,245	$(31,391)	$152,334	$105,996
Capital expenditures	(11,707)	(12,396)	(24,632)	(33,167)
Free cash flow (non-GAAP)	$73,538	$(43,787)	$127,702	$72,829

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AECOM TECHNOLOGY CORPORATION

Reportable Segments

(unaudited - $ in thousands)

	Professional Technical Services	Management Support Services	Corporate	Total

Three Months Ended March 31, 2014:
Revenue	$1,683,610	$188,614	$—	$1,872,224
Other direct costs	595,525	96,487	—	692,012
Revenue, net of other direct costs (non-GAAP)	1,088,085	92,127	—	1,180,212
Cost of revenue, net of other direct costs	1,002,800	90,005	—	1,092,805
Gross profit	85,285	2,122	—	87,407
Equity in earnings of joint ventures	270	7,166	—	7,436
General and administrative expenses	—	—	(26,449)	(26,449)
Operating income (loss)	$85,555	$9,288	$(26,449)	$68,394

Gross profit as a % of revenue	5.1%	1.1%	—	4.7%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	7.8%	2.3%	—	7.4%

Three Months Ended March 31, 2013:
Revenue	$1,765,889	$223,757	$—	$1,989,646
Other direct costs	655,577	82,230	—	737,807
Revenue, net of other direct costs (non-GAAP)	1,110,312	141,527	—	1,251,839
Cost of revenue, net of other direct costs	1,018,148	133,848	—	1,151,996
Gross profit	92,164	7,679	—	99,843
Equity in earnings of joint ventures	4,174	3,672	—	7,846
General and administrative expenses	—	—	(27,253)	(27,253)
Operating income (loss)	$96,338	$11,351	$(27,253)	$80,436

Gross profit as a % of revenue	5.2%	3.4%	—	5.0%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	8.3%	5.4%	—	8.0%

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AECOM TECHNOLOGY CORPORATION

Reportable Segments

(unaudited - $ in thousands)

	Professional Technical Services	Management Support Services	Corporate	Total

Six Months Ended March 31, 2014:
Revenue	$3,453,775	$372,324	$—	$3,826,099
Other direct costs	1,324,043	170,366	—	1,494,409
Revenue, net of other direct costs (non-GAAP)	2,129,732	201,958	—	2,331,690
Cost of revenue, net of other direct costs	1,984,486	181,599	—	2,166,085
Gross profit	145,246	20,359	—	165,605
Equity in earnings of joint ventures	34,413	9,106	—	43,519
General and administrative expenses	—	—	(50,294)	(50,294)
Operating income (loss)	$179,659	$29,465	$(50,294)	$158,830

Gross profit as a % of revenue	4.2%	5.5%	—	4.3%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	6.8%	10.1%	—	7.1%

Contracted backlog	$9,111,875	$940,261	$—	$10,052,136
Awarded backlog	8,717,293	1,468,410	—	10,185,703
Total backlog	$17,829,168	$2,408,671	$—	$20,237,839

Six Months Ended March 31, 2013:
Revenue	$3,537,110	$469,808	$—	$4,006,918
Other direct costs	1,333,032	177,029	—	1,510,061
Revenue, net of other direct costs (non-GAAP)	2,204,078	292,779	—	2,496,857
Cost of revenue, net of other direct costs	2,042,638	276,258	—	2,318,896
Gross profit	161,440	16,521	—	177,961
Equity in earnings of joint ventures	9,312	4,449	—	13,761
General and administrative expenses	—	—	(49,355)	(49,355)
Operating income (loss)	$170,752	$20,970	$(49,355)	$142,367

Gross profit as a % of revenue	4.6%	3.5%	—	4.4%
Gross profit as a % of revenue, net of other direct costs (non-GAAP)	7.3%	5.6%	—	7.1%

Contracted backlog	$8,358,468	$1,123,759	$—	$9,482,227
Awarded backlog	7,110,133	501,892	—	7,612,025
Total backlog	$15,468,601	$1,625,651	$—	$17,094,252

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AECOM Technology Corporation

Regulation G Information

($ in millions)

Reconciliation of Revenue to Revenue, Net of Other Direct Costs

	Three Months Ended			Six Months Ended
	Mar 31, 2013	Dec 31, 2013	Mar 31, 2014	Mar 31, 2013	Mar 31, 2014
Consolidated
Revenue	$1,989.6	$1,953.9	$1,872.2	$4,006.9	$3,826.1
Less: Other direct costs	737.7	802.4	692.0	1,510.0	1,494.4
Revenue, net of other direct costs	$1,251.9	$1,151.5	$1,180.2	$2,496.9	$2,331.7

PTS Segment
Revenue	$1,765.9	$1,770.2	$1,683.6	$3,537.1	$3,453.8
Less: Other direct costs	655.6	728.6	595.5	1,333.0	1,324.1
Revenue, net of other direct costs	$1,110.3	$1,041.6	$1,088.1	$2,204.1	$2,129.7

MSS Segment
Revenue	$223.7	$183.7	$188.6	$469.8	$372.3
Less: Other direct costs	82.1	73.8	96.5	177.0	170.3
Revenue, net of other direct costs	$141.6	$109.9	$92.1	$292.8	$202.0

Reconciliation of EBITDA Before Goodwill Impairment to Net Income Attributable to AECOM

	Three Months Ended
	Jun 30, 2012	Sep 30, 2012	Dec 31, 2012	Mar 31, 2013	Jun 30, 2013	Sep 30, 2013	Dec 31, 2013	Mar 31, 2014
EBITDA before goodwill impairment	$129.0	$163.9	$84.7	$102.5	$135.1	$144.5	$111.5	$89.0
Less: Goodwill impairment	–	(336.0)	–	–	–	–	–	–
EBITDA	129.0	(172.1)	84.7	102.5	135.1	144.5	111.5	89.0
Less: Interest expense[1]	(12.5)	(10.4)	(10.4)	(11.3)	(11.0)	(9.6)	(9.8)	(10.0)
Add: Interest income[2]	0.4	0.4	0.4	0.5	0.4	0.4	0.4	0.3
Less: Depreciation and amortization[3]	(26.1)	(26.1)	(23.9)	(23.9)	(23.6)	(23.0)	(22.2)	(23.9)

Income (loss) attributable to AECOM before income taxes	90.8	(208.2)	50.8	67.8	100.9	112.3	79.9	55.4
Less: Income tax expense	21.4	16.7	12.7	14.0	30.1	35.8	23.5	15.2

Net income (loss) attributable to AECOM	$69.4	$(224.9)	$38.1	$53.8	$70.8	$76.5	$56.4	$40.2

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1 Excludes related amortization                             2 Included in other income                             3 Includes the amount for noncontrolling interests in consolidated subsidiaries

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AECOM Technology Corporation

Regulation G Information

($ in millions)

Reconciliation of Total Debt to Net Debt

	Balances at:
	Mar 31, 2013	Dec 31, 2013	Mar 31, 2014
Short-term debt	$14.8	$33.5	$26.0
Current portion of long-term debt	152.8	57.1	56.2
Long-term debt	1,123.4	1,113.4	1,008.9
Total debt	1,291.0	1,204.0	1,091.1
Less: Total cash and cash equivalents	627.7	681.7	502.5
Net debt	$663.3	$522.3	$588.6

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended
	Mar 31, 2013	Dec 31, 2013	Mar 31, 2014
Net cash provided by / (used in) operating activities	$85.2	$137.4	$(31.4)
Capital expenditures	(11.7)	(20.8)	(12.4)
Free cash flow	$73.5	$116.6	$(43.8)

	Fiscal Years Ended Sept 30,
	2011	2012	2013
Net cash provided by operating activities	$132.0	$433.4	$408.6
Capital expenditures	(78.0)	(62.9)	(52.1)
Settlement of deferred compensation plan liability	90.0	–	–
Excess tax benefit from share-based payment (associated with DCP termination)	58.0	–	–
Free cash flow	$202.0	$370.5	$356.5

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